                                                                  Exhibit (4)(p)

              CERTIFICATE OF TRUST OF WEYERHAEUSER CAPITAL TRUST II

      THIS Certificate of Trust of Weyerhaeuser Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.)(the "Act").

      1. Name. The name of the statutory trust formed hereby is Weyerhaeuser Capital Trust II .

      2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713,
Attn: Institutional Trust Services.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

                                    CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By: /s/ John J. Cashin
                                        -----------------------------
                                    Name:  John J. Cashin
                                    Title: Vice President

                                    /s/ Jeffrey W. Nitta
                                    ---------------------------------
                                    JEFFREY W. NITTA, as Trustee